UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2012

HERSHA HOSPITALITY TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-14765	251811499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Hersha Drive
Harrisburg, Pennsylvania 17102
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (717) 236-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Prior to the transactions described below and at all times since July 1, 2004, Hersha Hospitality Trust (the “Company”), through its operating partnership, Hersha Hospitality Limited Partnership (“HHLP”), owned (i) a 50% ownership interest in Inn America Hospitality at Ewing, L.L.C. (the “Ewing Company”), the  owner of the fee simple interest in a 130-room Courtyard by Marriott located in Ewing, New Jersey (the “CY Ewing Hotel”), and (ii) a 50% ownership interest in HT Inn America T.R.S., Inc. (the “TRS Company”), the lessee of the CY Ewing Hotel.  The Company’s unaffiliated joint venture partners owned the remaining 50% ownership interest in each of the Ewing Company and the TRS Company.

On August 11, 2012, the Company, through HHLP, acquired from its unaffiliated joint venture partners, the remaining 50% ownership interest in the Ewing Company not previously owned by the Company and the TRS Company redeemed the 50% ownership interest in the TRS Company held by the same unaffiliated joint venture partners. The ownership interests were acquired and redeemed for nominal cash consideration.  As a result of these transactions, the Ewing Company and the TRS Company became wholly owned subsidiaries of HHLP.

As a condition to the closing of the transactions described above, on August 11, 2012, the Company caused the Ewing Company to repay in full all amounts outstanding on the existing first mortgage loan secured by the CY Ewing Hotel and simultaneously enter into a new $9.15 million revolving line of credit secured by a first lien mortgage on the same hotel.  Amounts outstanding on the new revolving line of credit bear interest at a variable rate of LIBOR plus 3.50%, subject to a minimum rate of 4.25%, and mature on August 10, 2014.  The Ewing Company’s obligations under the new revolving line of credit have been guaranteed by the Company and HHLP.

The Company has accounted for the CY Ewing Hotel as an unconsolidated joint venture investment since July 1, 2004.  As a result of the transaction described above, the Company is entitled to all of the profits and losses from the property from January 1, 2012.  Beginning in the third quarter of 2012, the Company expects to account for the CY Ewing Hotel as a consolidated hotel property.

Item 9.01.	Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired.

To the extent required by this item, historical financial statements related to the acquisition described in Item 2.01 of this report on Form 8-K will be filed in an amendment to this report no later than 71 calendar days after the date this report is required to be filed.

(b)           Pro Forma Financial Information.

To the extent required by this item, pro forma financial information relating to the transaction described in Item 2.01 of this report on Form 8-K will be filed in an amendment to this report no later than 71 calendar days after the date this report is required to be filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERSHA HOSPITALITY TRUST

By: /s/ Michael R. Gillespie
Name: Michael R. Gillespie
Date: August 16, 2012	Title: Chief Accounting Officer